UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 13, 2010

Oilsands Quest Inc.

(Exact name of registrant as specified in its charter)

Colorado	001-32994	98-0461154

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800, 326— 11th Avenue SW Calgary, Alberta, Canada	T2R 0C5
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (403) 263-1623

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.           Regulation FD Disclosure.

On July 14, 2010, Oilsands Quest Inc. (the “Company”) issued a press release announcing that it has posted the Project Summary for its Axe Lake Steam Assisted Gravity Drainage pilot on the Company’s web site at www.oilsandsquest.com.

In addition, the Company announced that T. Murray Wilson, its Chairman, President and Chief Executive Officer, will be presenting at the TD Newcrest Unconventional Oil and Gas Forum 2010 conference on Thursday, July 15 in Calgary, Canada.  A copy of the presentation can be viewed on the Company’s web site at www.oilsandsquest.com.

The Company also announced that it has filed its statement of oil and gas information for the year ended April 30, 2010 on SEDAR pursuant to National Instrument 51-101 - Standards of Disclosure for Oil and Gas Activities of the Canadian Securities Administrators.  The filing can be accessed at www.sedar.com.

A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 8.01.           Other Events.

On July 13, 2010, the Company issued a press release announcing that it has filed its Annual Report on Form 10-K for the year ended April 30, 2010 (the “2010 Form 10-K”).  The press release includes management’s discussion and analysis of financial condition and results of operations for the year ended April 30, 2010 as reported in the 2010 Form 10-K.  A copy of the press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

Item 9.01.           Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated July 14, 2010.

	99.2	Press Release, dated July 13, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2010	Oilsands Quest Inc. (Registrant)

/s/ Garth Wong
Name: Garth Wong Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.                       Description

99.1                      Press Release, dated July 14, 2010.

99.2                      Press Release, dated July 13, 2010.